UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 31, 2007
Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland		20716

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 301-430-2500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 31, 2007, Old Line Bank, the operating subsidiary of the Registrant, entered into amendments to its existing Salary Continuation Agreements and Supplemental Life Insurance Agreements with respect to the Bank Owned Life Insurance, with its executive officers, James W. Cornelsen (CEO), Joseph W. Burnett (Senior Vice President) and Christine M. Rush (CFO).  The amendments to the Salary Continuation Agreements were made solely for the purpose of bringing the Salary Continuation Agreements into compliance with Section 409A of the Internal Revenue Code. The amendments to the Supplemental Life Insurance Agreements provide that if the executive’s employment is terminated (as provided in the amendments) prior to his or her death, the split dollar life insurance benefit provided for in the applicable agreement will not be paid to the executive’s designated beneficiary.
     The amendments to the Salary Continuation Agreements and Supplemental Life Insurance Agreements are filed as exhibits hereto.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.4.1	First Amendment to Salary Continuation Agreement by and between Old Line Bank and James Cornelsen, dated December 31, 2007

10.5.1	First Amendment to Supplemental Life Insurance Agreement by and between Old Line Bank and James Cornelsen, dated December 31, 2007

10.9.1	First Amendment to Salary Continuation Agreement by and between Old Line Bank and Joseph Burnett, dated December 31, 2007

10.10.1	First Amendment to Supplemental Life Insurance Agreement by and between Old Line Bank and Joseph Burnett, dated December 31, 2007

10.14.1	First Amendment to Salary Continuation Agreement by and between Old Line Bank and Christine Rush, dated December 31, 2007

10.15.1	First Amendment to Supplemental Life Insurance Agreement by and between Old Line Bank and Christine Rush, dated December 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: January 7, 2008	By:	/s/ James W. Cornelson

James W. Cornelson
President and Chief Executive Officer